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                                                                 EXHIBIT 10.76



                            TAX ALLOCATION AGREEMENT


     This Tax Allocation Agreement is executed to be effective as of the 31st day of July, 1998, by and between Insurance Management Solutions Group, Inc. (herein, "IMSG") and each of the subsidiaries of IMSG: Insurance Management Solutions, Inc. and Geotrac of America, Inc. f/k/a Bankers Hazard Determination Services, Inc., a Florida corporation and Geotrac, Inc., an Ohio Corporation (herein collectively called, "Consolidated Group"). For convenience, each corporation within the Consolidated Group shall be called, "Member".


                               R E C I T A L S :


1. IMSG is the ultimate United States domestic controlling corporation in the Consolidated Group.

2. The Consolidated Group has previously filed a consolidated income tax return with the Internal Revenue Service in conformance with that certain Tax Allocation Agreement dated December 3, 1982, and an Amended and Completely Restated Tax Allocation Agreement effective October 1, 1993 by and among Bankers International Financial Corporation (herein "BIFC") and its various subsidiaries (herein, "Prior Agreements").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, as well for other good and valuable consideration, the parties hereto do covenant and agree as follows:

     1. The Prior Agreements were terminated between BIFC and IMSG effective as of the close of business on July 31, 1998.

     2. A U.S. consolidated income tax return shall be filed by IMSG for each taxable year in respect of which this Agreement is in effect and for which the Consolidated Group is required or permitted to file a consolidated tax return. Each Member shall execute and file such consent, elections, and other documents that may be required or appropriate for the proper filing of such returns.

     3. (a) For each taxable period, each Member shall compute its separate tax liability as if it had filed a separate tax return in accordance with Treasury Reg. Section 1.1552-(1) (a) (2).

        (b) For each taxable period, the Consolidated Group shall compute its tax liability on a consolidated basis as provided in Treasury Reg.
Section 1.1501 et seq.

        (c) For each taxable period, in accordance with Treasury Reg.
Section 1.1502-33 (d)(2)(ii), an additional amount shall be allocated to each Member to the extent the Member's tax liability computed on a separate return basis exceeds the portion of the consolidated tax liability apportioned to such member under Treasury Reg. Section 1.1552 (1)(a)(2).



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        (d) Each Member whose tax liability has been reduced by reason of the filing of a consolidated return and the appropriation of foreign tax credits, investment credits, losses, or any loss carry over (herein collectively called, "Credits") generated by other Members shall pay to IMSG, or such Member as IMSG may direct, cash in the amount of such tax savings.

        (e) IMSG shall pay (or cause to be paid) to each Member the amount of any Credits generated by that Member to the extent actually used in the consolidated return. Payment shall be equal to the savings generated by the Credits.

        (f) Once a Member is paid for its Credits, it cannot use such Credits in the calculation of its tax liability on the "separate return basis." Any of the Members' Credits which are not used in the consolidated return and for which it has not been paid shall be retained by the Member for possible future use.

        (g) For purposes of this Agreement, a separate return is defined as a return completed by an insurer as if it were and had been filed as a separate individual tax payer. However, intercompany transactions which are deferred under the consolidated tax return filing will be recognized.

     4. All settlements under this Agreement shall be made within 30 days of the filing of the applicable estimated or actual consolidated federal corporate income tax return with the Internal Revenue Service, except where a refund is due the parent, in which case payment may be deferred to the Member within 30 days of receipt of such refund. All settlements shall be in cash or securities eligible as investments for an insurance company organized and existing under the laws of the State of Florida. Securities shall be valued at market value.

     5. If taxable income, special deductions or credits reported in a consolidated federal income tax return are revised by the Internal Revenue Service or other appropriate authority, a recalculation of the tax liability for all parties to the Agreement shall be made.

     6. This Agreement shall be terminated if:

            (h) The parties agree in writing to such termination;

            (i) Membership in the Consolidated Group (or the Consolidated Group itself) ceases or is terminated for any reason; or

            (j) The Consolidated Group fails to file a consolidated return for any taxable year.

     7. Notwithstanding the termination of this Agreement, its provisions will remain in effect with respect to any period of time during the tax year in which the termination occurs, for which the income of the terminating party must be included in a consolidated income tax return. Further, notwithstanding any termination of this Agreement, all material including, but not limited to, returns, supporting schedules, work papers, correspondence and other documents relating to the consolidated return shall be made available to any Member during regular business hours.





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     8. This Agreement shall not be assignable by any Member without the prior written consent of all of the other Members.

     9. Any unresolved difference between the parties arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and the Expedited Procedures thereof, and judgment upon the award rendered by the Arbitrator may be entered in any Court having jurisdiction thereof.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals in St. Petersburg, Florida.


Insurance Management Solutions Group, Inc. (and designated subsidiaries)

Attest:



By:  /s/  Kelly K. King                     By: /s/  Jeffrey S. Bragg
   ---------------------------------            ------------------------------
       Kelly K. King, Secretary               Jeffrey S. Bragg, Vice President


Date:  8/14/98                              Date:   8/14/98
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